UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Lucent Technologies Inc.

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On August 3, 2006, Lucent Technologies Inc. sent the following presentation to certain of its employees:

Third Quarter 2006 Lucent Review August 2006

Forward Looking Statement Disclosure Safe Harbor for Forward-Looking Statements This presentation contains statements regarding the proposed transaction between Lucent and Alcatel, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the proposed transaction and other statements about Lucent and Alcatel's managements' future expectations, beliefs, goals, plans or prospects that are based on current expectations, estimates, forecasts and projections about Lucent and Alcatel and the combined company, as well as Lucent's and Alcatel's and the combined company's future performance and the industries in which Lucent and Alcatel operate and the combined company will operate, in addition to managements' assumptions. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These risks and uncertainties are based upon a number of important factors including, among others: the ability to consummate the proposed transaction; difficulties and delays in obtaining regulatory approvals for the proposed transaction; difficulties and delays in achieving synergies and cost savings; potential difficulties in meeting conditions set forth in the definitive merger agreement entered into by Lucent and Alcatel; fluctuations in the telecommunications market; the pricing, cost and other risks inherent in long-term sales agreements; exposure to the credit risk of customers; reliance on a limited number of contract manufacturers to supply products we sell; the social, political and economic risks of our respective global operations; the costs and risks associated with pension and postretirement benefit obligations; the complexity of products sold; changes to existing regulations or technical standards; existing and future litigation; difficulties and costs in protecting intellectual property rights and exposure to infringement claims by others; and compliance with environmental, health and safety laws. For a more complete list and description of such risks and uncertainties, refer to Lucent's annual report on Form 10-K for the year ended September 30, 2005, and quarterly reports on Form 10-Q for the periods ended December 31, 2005, and March 31, 2006, and Alcatel's annual report on Form 20-F for the year ended December 31, 2005, as well as other filings by Lucent and Alcatel with the U.S. Securities and Exchange Commission (the "SEC"). Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Lucent and Alcatel disclaim any intention or obligation to update any forward-looking statements after the distribution of this document, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

3Q06 Results Snapshot Reported net income of $79 million, or 2 cents per diluted share Reported strong gross margin of 41% with an operating margin of 8% Reported revenues of $2.05B for 3Q06 - vs. $2.14B in previous quarter and $2.34B in year-ago quarter quarter quarter quarter quarter quarter quarter quarter quarter quarter quarter quarter

3Q06 Highlights Posted strong gross margin of 41% Recorded revenues of $2.05 billion Services segment grew both sequentially and year-over-year, posting its highest quarterly revenue for this fiscal year Multimedia Network Solutions segment grew both sequentially and year-over-year Launched our Acuity(tm) Network Architecture, designed to deliver more efficiently and at a lower cost high-bandwidth IP- based multimedia services to subscribers Selected by Verizon Wireless to deploy CDMA2000 1xEV-DO Rev. A into its nationwide network Made significant progress in integration planning for the pending merger transaction with Alcatel

3Q06 vs. 3Q06 2Q06 2Q06 Revenues 2,050 2,138 -4% Gross Margin % 41% 43% -2 pts Operating Expenses 665 677 (12) Operating Income 174 249 (75) Operating Margin % 8% 12% -4 pts Net Income (Loss) 79 181 (102) Earnings Per Share - basic 0.02 0.04 (0.02) Earnings Per Share - diluted 0.02 0.04 (0.02) 3Q06 Financial Results (in millions, except for per share figures)

3Q06 Segment Results Our Mobility Access and Applications Solutions business revenues were $827 million, a decrease of 17% sequentially and a decline of 30% year over year Our Multimedia Networks Solutions business revenues were $454 million, an increase of 17% sequentially and an increase of 24% year over year Our Converged Core Solutions business revenues were $147 million, a decrease of 3 percent sequentially and a decrease of 22% year over year Our Services business revenues were $581 million, an increase of 6% sequentially and an increase of 4% year over year

3Q06 vs. 3Q06 2Q06 2Q06 MOBILITY ACCESS AND APPLICATIONS SOLUTIONS Revenues 827 1,002 -17% Segment Income 228 371 (143) MULTIMEDIA NETWORK SOLUTIONS Revenues 454 388 17% Segment Income 26 42 (16) CONVERGED CORE SOLUTIONS Revenues 147 151 -3% Segment Income 20 16 4 SERVICES Revenues 581 548 6% Segment Income 84 46 38 3Q06 Segment Results (in millions) Revenues Segment Income

CDMA Represents a Large And Sustainable Market Total addressable market for CDMA2000 equipment is about $8 billion in 2006 and will remain steady - or increase slightly - through 2010 Within that market, we see pockets of growth and significant opportunities In developed markets, CDMA networks will continue to play significant role in delivering such high-end services as mobile broadband access to multimedia content and VoIP Majority of Lucent's CDMA customers in the United States, Canada, New Zealand, Asia and Latin America have upgraded - or are about to upgrade - their networks to EV-DO Most have confirmed their intentions to migrate their networks to the next generation of EV-DO (known as Rev. A) to enable multimedia services and mobile VoIP in 2007 and 2008 In emerging markets, we're seeing both upgrades to existing CDMA networks and greenfield deployments of this technology We will continue to invest in our 3G portfolio so combined company can leverage its strengths in both CDMA and UMTS - as well as Alcatel's installed base of GSM

Confidence Based on Our Strength in IMS Architecture We continue to expect our customers to invest in next-generation networks based on Internet protocol Multimedia Subsystem (IMS), which will play to our leadership position in that space To date, we have announced 9 customers for our IMS portfolio, including wins with BellSouth, Cingular, the new AT&T, Sprint and PAETEC in the United States, O2 and Netia in Europe and NWT in Hong Kong In addition, we have 88 trials ongoing for our IMS-based network elements with 19 fixed, mobile and converged customers IMS represents a significant opportunity for us - and we believe the depth and breadth of our solution, our unique Bell Labs technologies and the multivendor network integration skills and expertise offered by Lucent's Services, all position us well As we have said in the past, IMS is more of a longer-term play in terms of revenue, but our early leadership has positioned us well for when IMS revenues begin to ramp up in 2007 and beyond

Building Momentum for Combined Company We must deliver our EV-DO Rev. A and HSDPA rollouts on time and in a manner that exceeds our customers' expectation. Our pending merger transaction with Alcatel represents an exciting opportunity for us to create the true global leader in communications networks. We need to do all we can to build momentum for the combined company - a strong fourth quarter will go a long way toward achieving that We gained first-mover advantage with the announcement of our merger - now we need to capitalize on that advantage by focusing on the near-team job at hand - executing with excellence for our customers, our shareowners and ourselves Name of future combined company "Alcatel Lucent" will combine two powerful marks and build on positive image Alcatel and Lucent enjoy around the world

Forward Looking Statement Disclosure Important Additional Information Will Be Filed with the SEC In connection with the proposed transaction between Lucent and Alcatel, Alcatel has filed a registration statement on Form F-4 (File no. 33-133919) (the "Form F-4") to register the Alcatel ordinary shares underlying the Alcatel American Depositary Shares ("ADS") to be issued in the proposed transaction. Alcatel and Lucent also have filed, and intend to continue to file, additional relevant materials with the SEC, including a registration statement on Form F-6 (the "Form F-6" and together with the Form F-4, the "Registration Statements") to register the Alcatel ADSs to be issued in the proposed transaction. The Registration Statements and the related proxy statement/prospectus contain and will contain important information about Lucent, Alcatel, the proposed transaction and related matters. Investors and security holders are urged to read the Registration Statements and the related proxy statement/prospectus carefully, and any other relevant documents filed with the SEC, including all amendments, because they contain important information. Investors and security holders may obtain free copies of the documents filed with the SEC by Lucent and Alcatel (including the Form F-4 and, when filed, the Form F-6) through the Web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of materials filed with the SEC by Lucent and Alcatel (including the Form F-4 and, when filed, the Form F-6) by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908 582-8500 and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boetie, 75008 Paris, France or by telephone at 33-1-40-76-10-10. Lucent and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein is included in the Form F-4 (and will be included in the definitive proxy statement/prospectus for the proposed transaction). Additional information regarding these directors and executive officers is also included in Lucent's proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on or about January 3, 2006. This document is available free of charge at the SEC's Web site at www.sec.gov and from Lucent by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908 582-8500. Alcatel and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein is included in the Form F-4 (and will be included in the definitive proxy statement/prospectus for the proposed transaction). Additional information regarding these directors and executive officers is also included in Alcatel's annual report on Form 20-F filed with the SEC on March 31, 2006. This document is available free of charge at the SEC's Web site at www.sec.gov and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boetie, 75008 Paris, France, or by telephone at 33-1-40-76-10-10..